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                                                                   EXHIBIT 99.1
                                    [AS AMENDED TO CORRECT TYPOGRAPHICAL ERRORS]

                                                    NEWS RELEASE
                                                    FOR IMMEDIATE RELEASE

                                                    CONTACT: MERILYN H. HERBERT
                                                    VICE PRESIDENT, INVESTOR
                                                    RELATIONS
                                                    (615) 370-1377

                PROVINCE HEALTHCARE ACQUIRES MISSISSIPPI HOSPITAL

         Brentwood, Tennessee April 17, 2000--Province Healthcare Company (Nasdaq: PRHC) announced today that is has completed the transaction to acquire the Bolivar Medical Center through a long-term lease agreement.

         Located in Cleveland, Mississippi, the 200-bed hospital, consisting of 141 acute care beds, 24 skilled nursing beds and 35 long-term care beds [note: original press release stated "106 acute care beds"] has revenues of approximately $32 million and was acquired from Bolivar County, Bolivar, Mississippi for approximately $26 million.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. With this acquisition, the Company owns or leases 16 general acute care hospitals in 9 states with a total of 1,527 licensed beds [note: original press release stated "1,433 licensed beds"]. The Company also provides management services to 48 primarily non-urban hospitals in 18 states and Puerto Rico with a total of 3,584 licensed beds.

         Contact: Merilyn H. Herbert, Province Healthcare Company (PRHC) at
(615) 370-1377.